Exhibit 99.1

Annaly Announces Adjournment of Annual Meeting of Stockholders until Thursday, June 23, 2011

NEW YORK--(BUSINESS WIRE)--May 26, 2011--Annaly Capital Management, Inc. (NYSE: NLY) announced at its Annual Meeting of Stockholders that the Annual Meeting of Stockholders has been adjourned with respect to Proposal No. 2, a proposal to amend its charter to increase the number of authorized shares of capital stock to 2,000,000,000 shares. As of May 26, 2011, approximately 45% of the Company’s outstanding shares had been voted on this proposal, and of these shares, approximately 70% had been voted in favor of the charter amendment. “Given that our voting stockholders are strongly in favor of the charter amendment, we believe it is important that stockholders who have yet to vote be provided additional time to vote,” stated Michael A.J. Farrell, the Chairman, Chief Executive Officer and President of Annaly. “We encourage those stockholders who have yet to vote to vote ‘for’ the proposal.”

The meeting is being adjourned to provide Annaly with additional time to solicit proxies from its stockholders with respect to Proposal No. 2. During the pendency of the adjourned meeting, stockholders are encouraged to vote on Proposal No. 2. Stockholders may also change their vote for Proposal No. 2 by executing a new proxy, revoking a previously given proxy or attending the meeting and voting in person, as set forth in Annaly’s proxy statement.

The results of the stockholder votes on the other proposals which were considered and voted upon at the Annual Meeting will be released in a separate 8-K filing.

The adjournment with respect to Proposal No. 2 will be until 10:00 a.m., New York time, on Thursday, June 23, 2011 at New York Marriott Marquis, 1535 Broadway, New York, New York 10036. At that meeting, a stockholder vote on Proposal 2 regarding the charter amendment will take place.

Annaly previously filed a proxy statement with the Securities and Exchange Commission (the “SEC”) on April 11, 2011 pursuant to which Annaly is soliciting proxies in connection with Proposal No. 2. Stockholders are urged to read the proxy statement and other relevant documents filed with the SEC.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1- (888) 8Annaly
www.annaly.com